UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

EDDIE BAUER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33070	42-1672352
(Commission File Number)	(IRS Employer Identification No.)

10401 NE 8TH STREET, SUITE 500

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 755-6544

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Eddie Bauer Holdings, Inc. (the “Company”) has taken steps to ensure that the Company’s benefit plans and agreements with long-term compensation components comply with the new requirements on deferred compensation arrangements imposed pursuant to Treasury Regulation 1.409(A) promulgated under Section 409(A) (“Section 409A”) of the Internal Revenue Code of 1986, as amended. With the exception of those changes made to Mr. Fiske’s agreement described below, the changes made to these plans and agreements are not material to the Company, and have been made only for the purpose of clarification or conformance to the requirements of Section 409A. The plans and agreements modified to ensure compliance with Section 409A are identified below, along with a brief description of the applicable respective amendments:

•

The Eddie Bauer Holdings, Inc. Senior Officer Change in Control Compensation Benefits Plan (“CIC Plan”) has been amended to: (i) clarify the definition of “Good Reason”; (ii) clarify the method of payment and reimbursement of continued benefits for participants; and (iii) define the date on which reimbursements occur, if such reimbursements are treated as deferrals of compensation under Section 409A. The participants in the CIC Plan are the named executive officers and other officers of the Company. The benefits under the CIC Plan include, among other things, a payment upon change in control and termination of employment equal to a multiplier of base salary and annual bonus (two times for senior vice presidents and three times for the Chief Executive Officer);

•

The Eddie Bauer Holdings, Inc. Non-Qualified Deferred Compensation Plan (“DCP”) has been amended to: (i) identify circumstances following a termination of the DCP that require distribution in lump sum of participant accounts, and allowable periods for such distribution, and (ii) provide for delayed lump sum payments to “specified employees” (as defined in Section 409A) until the date that is the earlier of six months after such employee’s separation from service or his/her death. Under the DCP, named executive officers and other officers and members of the Board may defer cash and equity compensation. Many members of the Board defer equity compensation and one member defers cash compensation under the terms of DCP. Under the terms of Mr. Fiske’s Letter Agreement, described below, a deferred compensation award of $1,500,000 was credited to a Company contribution account for his benefit, vesting in equal amounts over three years;

•

Letter Agreement between the Company and McNeil S. Fiske, Jr., dated June 12, 2007 as amended August 5, 2008 (“Letter Agreement”). The Letter Agreement provided that, under certain circumstances, severance benefits would be governed by the provisions of the CIC Plan, unless the CIC Plan was modified in a manner that would result in a reduction of severance benefits payable, in which case the terms of the Letter Agreement would control. Under the terms of the Letter Agreement, in the event of termination of employment by Mr. Fiske for Good Reason, or by the Company for reasons other than misconduct, and in the absence of a change in control, Mr. Fiske would be entitled to benefits including an amount equal to two times salary and bonus, and in the event of termination in change of control circumstances, three times salary and bonus. In order to comply with Section 409A, the Letter Agreement has been amended to: (i) conform the definition of “Change in Control” therein to the definition provided in Section 409A; and (ii) change from periodic to lump-sum certain payments. Mr. Fiske is the Company’s Chief Executive Officer, President and a member of the Board; and,

•

Separation Agreement and General Release (“Separation Agreement”) dated as of February 9, 2007, among the Company, Eddie Bauer, Inc., and Fabian Månsson, a former chief executive, was amended to conform with Section 409A to (i) delete a date that has already occurred for performance of certain obligations previously performed, and (ii) modify provisions relating to medical benefits, which are no longer available to Mr. Månsson, to prohibit limitation of the amount eligible for reimbursement of payment in one calendar year from affecting the amount eligible in any other calendar year, and to limit the nature and timing of payment of medical expenses and reimbursements.

The foregoing descriptions of the changes made to these plans and agreements, and the effect thereof, are qualified in their entirety by reference to the full text of Eddie Bauer Holdings, Inc. Senior Officer Change in Control Compensation Benefit Plan (amended and restated effective as of December 31, 2008), Eddie Bauer Holdings, Inc. Non-Qualified Deferred Compensation Plan (amended and restated effective as of December 31, 2008), Second Amendment to Letter Agreement, dated December 31, 2008, between Eddie Bauer Holdings, Inc. and McNeil S. Fiske, Jr. and First Amendment to Separation Agreement and General Release dated December 31, 2008, by and among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and Fabian Månsson, which are attached hereto as exhibits and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 31, 2008, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) of the Certificate of Incorporation of Eddie Bauer Holdings, Inc. (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware. The effect of the Certificate of Amendment is to modify the Certificate of Incorporation to extend the expiration date of the existing 4.75% limitation on ownership of the Company’s common stock or other class of equity securities contained in the Company’s Certificate of Incorporation (the “Ownership Limitation”) from January 4, 2009 to January 1, 2012 , while providing an exception to the Ownership Limitation for the issuance of the Company’s securities upon conversion of the Company’s 5.25% Convertible Senior Notes due 2014 (“Notes”) in accordance with their terms. Prior to filing of the Certificate of Amendment, the Company obtained the consent from the holders of 91% in principal amount of the Notes, and the holders of a majority of all outstanding shares of the Company’s common stock.

The foregoing description of the Certificate of Amendment, and effect thereof, is qualified in its entirety by reference to the full text of the Company’s Certificate of Incorporation, as amended by the Certificate of Amendment, which is attached hereto as Exhibit 3.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The modifications to compensatory arrangements of certain officers required to be disclosed by this Item 5.02 are described in Item 1.01 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See the description of the Certificate of Amendment of the Certificate of Incorporation of Eddie Bauer Holdings, Inc. under Item 3.03 above, which is incorporated herein by this reference. A proposal for the amendment was disclosed in a proxy statement filed by the Company in relation to a special meeting of stockholders. At the November 5, 2008 special meeting, the stockholders approved the amendment to the Company’s Certificate of Incorporation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.

3.1	Certificate of Incorporation of Eddie Bauer Holdings, Inc., as amended.

10.1	Eddie Bauer Holdings, Inc. Senior Officer Change in Control Compensation Benefit Plan (amended and restated effective as of December 31, 2008).

10.2	Eddie Bauer Holdings, Inc. Non-Qualified Deferred Compensation Plan (amended and restated effective as of December 31, 2008).

10.3	Second Amendment to Letter Agreement, dated December 31, 2008, between Eddie Bauer Holdings, Inc. and McNeil S. Fiske, Jr.

10.4	First Amendment to Separation Agreement and General Release dated December 31, 2008 by and among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and Fabian Månsson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDDIE BAUER HOLDINGS, INC. (Registrant)

Dated: January 2, 2008	By:	/s/ Freya. R. Brier
Freya R. Brier
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Eddie Bauer Holdings, Inc., as amended.

10.1	Eddie Bauer Holdings, Inc. Senior Officer Change in Control Compensation Benefit Plan (amended and restated effective as of December 31, 2008).

10.2	Eddie Bauer Holdings, Inc. Non-Qualified Deferred Compensation Plan (amended and restated effective as of December 31, 2008).

10.3	Second Amendment to Letter Agreement, dated December 31, 2008, between Eddie Bauer Holdings, Inc. and McNeil S. Fiske, Jr.

10.4	First Amendment to Separation Agreement and General Release dated December 31, 2008 by and among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and Fabian Månsson.